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As filed with the Securities and Exchange Commission on February 20, 2014

Registration No. 333-[          ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Xilinx, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0188631 (I.R.S. Employer Identification No.)

Xilinx, Inc.
2100 Logic Drive
San Jose, California 95124
(408) 559-7778
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

Xilinx, Inc.
2100 Logic Drive
San Jose, California 95124
(408) 559-7778
Attention: Corporate Secretary
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stewart L. McDowell, Esq.
Gibson, Dunn & Crutcher, LLP
555 Mission Street, Suite 3000
San Francisco, California 94105
(415) 393-8200

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
☐

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering:    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering:    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee

Debt Securities

Common Stock	(1)

Preferred Stock

Warrants

Depositary Shares

Purchase Contracts

Guarantees

Units(2)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(2)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

XILINX, INC.

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
GUARANTEES
UNITS

        We or selling securityholders may from time to time offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees or units. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "XLNX." On February 19, 2014, the last reported sale price of our common stock on The NASDAQ Global Select Market was $50.87.

        Investing in our securities involves a high degree of risk. See the "Risk Factors" section of our filings with the SEC and the applicable prospectus supplement.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 20, 2014.

        If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained or incorporated by reference in this document speaks only as of the date of this document or the date of the document incorporated by reference, unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would," and similar expressions or expressions of the negative of these terms. Such statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

        Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, and other risk factors incorporated by reference from our SEC filings, including our report on Form 10-K for the year ended March 30, 2013 and our report on Form 10-Q for the period ended December 28, 2013.

        Forward-looking statements speak only as of the date of this prospectus, or of the date given in the SEC filing from which they are incorporated by reference. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or developments after the date of this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. We may sell any combination of the securities described in this prospectus from time to time.

        The types of securities that we may offer and sell from time to time pursuant to this prospectus are:

  •
  debt securities;

  •
  common stock;

  •
  preferred stock;

  •
  warrants;

  •
  depositary shares;

  •
  purchase contracts;

  •
  guarantees; and

  •
  units consisting of any of the securities listed above.

        Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

  •
  the type and amount of securities that we propose to sell;

  •
  the initial public offering price of the securities;

  •
  the names of any underwriters or agents through or to which we will sell the securities;

  •
  any compensation of those underwriters or agents; and

  •
  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

        You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

 THE COMPANY

        We design, develop and market programmable devices and associated technologies, including advanced integrated circuits ("ICs") in the form of programmable logic devices ("PLDs"), software design tools and predefined system functions delivered as intellectual property ("IP"). In addition to our programmable platforms, we provide design services, customer training, field engineering and technical support. Our PLDs include field programmable gate arrays ("FPGAs"), complex programmable logic devices ("CPLDs") and programmable System on Chips ("SoCs"). These devices are standard products that our customers program to perform desired logic functions. Our products are designed to provide high integration and quick time-to-market for electronic equipment manufacturers in end markets such as wired and wireless communications, industrial, scientific and medical, aerospace and defense, consumer and automotive, audio, video and broadcast, and data processing. We sell our products globally through independent domestic and foreign distributors and through direct sales to original equipment manufacturers by a network of independent sales representative firms and by a direct sales management organization.

        Xilinx was founded and incorporated in California in February 1984. In April 1990, the Company reincorporated in Delaware. Our corporate facilities and executive offices are located at 2100 Logic Drive, San Jose, California 95124, and our phone number is (408) 559-7778.

 USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

Nine months ended		Year ended
December 28, 2013	December 29, 2012	March 30, 2013	March 31, 2012	April 2, 2011	April 3, 2010	March 28, 2009
13.8	10.9	10.9	11.9	16.4	17.0	14.5

The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes plus fixed charges by (ii) fixed charges. Our fixed charges include the portion of operating lease rental expense that is representative of the interest factor and interest expense on indebtedness. For the periods indicated above, we had no outstanding shares of preferred stock and paid no preferred dividends. Therefore, our ratios of earnings to fixed charges and preferred stock dividends are identical to the above ratios.

DESCRIPTION OF DEBT SECURITIES

        The following sets forth certain general terms and provisions of the indenture under which the debt securities are to be issued, unless otherwise specified in a prospectus supplement. The particular terms of the debt securities to be sold by us will be set forth in a prospectus supplement relating to such debt securities. For purposes of this description of debt securities, references to "the Company," "Xilinx," "we," "our" and "us" refer only to Xilinx, Inc. and not to its subsidiaries.

        The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt or subordinated debt as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture dated June 14, 2007 between us and The Bank of New York Mellon Trust Company, N.A. that has been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplemental indentures as are adopted from time to time. The following summary of certain provisions of that indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to all the provisions of that indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General

        The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto: (i) the title and series of such debt securities, including CUSIP numbers; (ii) any limit upon the aggregate principal amount of such debt securities of such title or series; (iii) whether such debt securities will be in global or other form; (iv) the date(s) and method(s) by which principal and any premium on such debt securities is payable; (v) interest rate or rates (or method by which such rate will be determined), if any; (vi) the dates on which any such interest will be payable and the method of payment; (vii) whether and under what circumstances any additional amounts are payable with respect to such debt securities; (viii) the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security; (ix) the basis upon which interest on such debt securities shall be calculated, if other than that of a 360-day year of twelve 30-day months; (x) the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable; (xi) any redemption or sinking fund provisions; (xii) the denominations of such debt securities; (xiii) any rights of the holders of such debt securities to convert the debt securities into other securities or property; (xiv) the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars; (xv) the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods; (xvi) if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (xvii) any events of default or covenants in addition to or in lieu of those described herein and remedies therefor; (xviii) whether such debt securities will be subject to defeasance or covenant defeasance; (xix) the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants; (xx) any trustees other than The Bank of New York Mellon Trust Company, N.A., and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities; (xxi) the terms, if any, on which such debt securities will be subordinate to other debt of the Company; and (xxii) any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

        Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

        The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under "—Consolidation, Merger and Sale of Assets." The Company's certificate of incorporation also contains other provisions which may prevent or limit a change of control. See "Description of Capital Stock."

Modification and Waiver

        The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such other amount as is provided for a particular series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things: (a) change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment thereof or, if such debt securities provide therefor, any right of repayment at the option of the holder; (b) reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting; (c) modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or (d) make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

        The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

        The indenture provides that the Company and the applicable trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes: (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder; (2) to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the Indenture; (3) to establish the form and terms of debt securities issued thereunder; (4) to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee; (5) to cure any ambiguity, to correct or supplement any provision in the indenture that may be inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture which shall not adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect; (6) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture; (7) to add any additional events of default with respect to all or any series of debt securities; (8) to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect; (9) to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series; (10) to amend or supplement any provision contained in such indenture or any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding; or (11) to qualify such indenture under the Trust Indenture Act of 1939.

Events of Default

        Unless otherwise provided in any prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder: (a) default in the payment of principal (or premium, if any) or any additional amounts with respect to such principal or premium on any series of the debt securities outstanding under the indenture when due; (b) default in the payment of any interest or any additional amounts with respect to such interest on any series of the debt securities outstanding under the indenture when due, continued for 30 days; (c) default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series; (d) failure to perform any other covenant or warranty of the Company contained in such indenture or such debt securities continued for 90 days after written notice; (e) certain events of bankruptcy, insolvency or reorganization of the Company; and (f) any other event of default provided in a supplemental indenture with respect to a particular series of debt securities. In case an event of default other than a default specified in clause (e) above shall occur and be continuing with respect to any series of such debt securities, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. Any event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (voting as a class), except in each case a failure to pay principal of or premium, interest or additional amounts, if any, on such debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

        The indenture provides that the applicable trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the applicable trustee considers it in the interest of holders to do so.

        The indenture contains a provision entitling the applicable trustee to be indemnified by the holders before proceeding to exercise any trust or power under such indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable trustee or of exercising any trust or power conferred upon the applicable trustee with respect to the debt securities of such series; provided, however, that the applicable trustee may decline to follow any such direction if, among other reasons, the applicable trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to the applicable indenture will be subject to certain conditions precedent including, without limitation, that the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding under such indenture make a written request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee reasonable opportunity to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

        The indenture provides that the Company may not consolidate with, merge into or sell, convey or lease all or substantially all of its assets to any person unless the successor person is a corporation organized under the laws of any domestic jurisdiction and assumes the Company's obligations on the debt securities issued thereunder, and under such indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

        Existence.    Except as permitted under "—Consolidation, Merger or Sale of Assets," the indenture requires the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by certificate of incorporation, bylaws and statute) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if its board of directors determines that the preservation thereof is no longer desirable in the conduct of its business.

        Calculation of Original Issue Discount.    The Company shall file with the trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount accrued on outstanding securities at the end of such year and any other specific information as may then be relevant under the Internal Revenue Code of 1986, as amended.

        Additional Covenants.    Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

        The terms and conditions, if any, upon which (i) the debt securities are redeemable at the option of the Company, (ii) the holder of debt securities may cause the Company to repurchase such debt securities or (iii) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement relating thereto.

Repurchases on the Open Market

        The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

        The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may terminate its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if: (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the applicable trustee for cancellation and the Company has paid all sums payable by it under the indenture; or (ii) (A) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the applicable trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee), without consideration of any reinvestment, to pay principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under such indenture, and (C) the Company delivers to the applicable trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with. With respect to the foregoing clause (i), only the Company's obligations to compensate and indemnify the applicable trustee under the indenture shall survive. With respect to the foregoing clause (ii) only the Company's obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and its right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. Thereafter, only the Company's obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

        The indenture provides that the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series and (ii) may omit to comply with any term, provision, covenant or condition of such indenture, and such omission shall be deemed not to be an event of default under clause (d) of the first paragraph of "—Events of Default" with respect to the outstanding debt securities of such series; provided that the following conditions shall have been satisfied: (A) the Company has irrevocably deposited in trust with the applicable trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, which funds shall consist of cash or U.S. Government Obligations or a combination thereof sufficient (, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee, without consideration of any reinvestment , to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the applicable trustee), as the case may be; (B) such deposit will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (C) no default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit; (D) the Company shall have delivered to such trustee an opinion of counsel that (1) the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (2) the holders of the debt securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and (E) the Company has delivered to the applicable trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with. In the case of legal defeasance under clause (i) above, the opinion of counsel referred to in clause (D)(l) above may be replaced by a ruling directed to the applicable trustee received from the Internal Revenue Service to the same effect. Subsequent to a legal defeasance under clause (i) above, the Company's obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and its right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. After such debt securities are no longer outstanding, in the case of legal defeasance under clause (i) above, only the Company's obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

Applicable Law

        The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

About the Trustee

        Unless otherwise specified in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture.

DESCRIPTION OF CAPITAL STOCK

General

        Under Xilinx's certificate of incorporation, as amended (the "certificate of incorporation"), Xilinx is authorized to issue up to two billion shares of common stock and up to two million shares of preferred stock. As of January 17, 2014, we had outstanding 266,854,824 shares of common stock and no preferred stock.

Common Stock

        The common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of Xilinx. Holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of Xilinx. The holders of common stock are entitled to receive dividends, if any, as and when declared from time to time by the board of directors of Xilinx out of funds legally available therefore. Upon liquidation, dissolution or winding up of the affairs of Xilinx, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of Xilinx available for distribution to holders of common stock. The shares of common stock currently outstanding are fully paid and nonassessable.

Preferred Stock

        Our board of directors has the authority, without further action by the stockholders to issue from time to time shares of preferred stock in one or more series. Xilinx's board of directors is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series of preferred stock.

Delaware Anti-takeover Law and Charter and Bylaw Provisions

        Provisions of Delaware law and our charter documents could make the acquisition of us and the removal of incumbent officers and directors more difficult.

Delaware Takeover Statute

        We are governed by Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that the stockholder became an interested stockholder, unless:

  •
  before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers or which can be issued under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines an interested stockholder as any entity or person who, with affiliates and associates owns, or within the three year period immediately prior to the business combination, beneficially owned 15% or more of the outstanding voting stock of the corporation. Section 203 defines business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Undesignated Preferred Stock

        Under our certificate of incorporation, the board of directors has the power to authorize the issuance of up to 2,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by the common stockholders. The issuance of preferred stock may:

  •
  delay, defer or prevent a change in control;

  •
  discourage bids for the common stock at a premium over the market price of our common stock;

  •
  adversely affect the voting and other rights of the holders of our common stock; and

  •
  discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit increases in the market price of our shares that could result from actual or rumored takeover attempts.

Advance Notice Provisions

        Our bylaws establish advance notice procedures for stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of the board of directors or a committee of the board.

Special Meeting Requirements

        Our bylaws provide that special meetings of stockholders may be called at the request of the board of directors, the chairman of the board of directors or the president.

Cumulative Voting

        Neither our certificate of incorporation nor our bylaws provides for cumulative voting in the election of directors. These provisions may deter a hostile takeover or delay a change in control or management of Xilinx.

Limitation on Liability and Indemnification of Officers and Directors

        Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Ninth Article of Xilinx's Certificate of Incorporation and Article VI of Xilinx's Bylaws provide for indemnification of Xilinx's directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. In addition, Xilinx has entered into Indemnification Agreements with its officers and directors.

No Action by Stockholder Consent

        Xilinx's certificate of incorporation provides that no action shall be taken by the stockholders of Xilinx except at an annual or special meeting of stockholders and no action shall be taken by the stockholders by written consent.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is P.O. Box 43078, Providence, RI 02940-3078 and its phone number is (781) 575-2879.

DESCRIPTION OF OTHER SECURITIES

        We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts, guarantees or units that may be offered pursuant to this prospectus.

 PLAN OF DISTRIBUTION

        The securities being offered by this prospectus may be sold by us or by a selling securityholder:

  •
  through agents;

  •
  to or through underwriters;

  •
  through broker-dealers (acting as agent or principal);

  •
  directly by us or by selling securityholders to purchasers, through a specific bidding or auction process or otherwise;

  •
  through a combination of any such methods of sale; or

  •
  through any other methods described in a prospectus supplement.

        The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The NASDAQ Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the applicable prospectus supplement the name of the dealer and the terms of the transactions.

        We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

        If any securities are sold pursuant to this prospectus by selling securityholders, we will, in the applicable prospectus supplement, name the selling securityholders, indicate the nature of any relationship such selling securityholders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such selling securityholders prior to the offering and the amount to be offered for the selling securityholders' accounts, and state the amount and (if one percent or more) the percentage of the class to be owned by such selling securityholders after completion of the offering.

        Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange or market, except for our common stock, which is listed on The NASDAQ Global Select Market, and any underwriters or dealers will not be obligated to make a market in the securities.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Xilinx, Inc. appearing in Xilinx's Annual Report (Form 10-K) for the year ended March 30, 2013 (including schedules appearing therein), and the effectiveness of Xilinx's internal control over financial reporting as of March 30, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings, including the registration statement of which this prospectus is a part, are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

        We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

Xilinx, Inc. SEC Filings (File No. 0-18548)	Period
Annual report on Form 10-K (including the portions of our proxy statement for our 2013 annual meeting of stockholders incorporated by reference therein)	Year ended March 30, 2013, filed on May 23, 2013.
Quarterly reports on Form 10-Q	Three months ended December 28, 2013, September 28, 2013 and June 29, 2013,
Current reports on Form 8-K	Filed on February 11, 2014, December 23, 2013, September 5, 2013, August 19, 2013 and May 21, 2013.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the applicable securities. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. However, we are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any future current report on Form 8-K that we may file with the SEC.

        You may obtain copies of any of these filings through Xilinx as described below, through the SEC or through the SEC's Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

Xilinx, Inc.
2100 Logic Drive
San Jose, California 95124
(408) 559-7778
www.xilinx.com

        THE INFORMATION CONTAINED IN OR ACCESSIBLE THROUGH OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant.

SEC Registration fee	$	*
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing fees		(1)
Rating agency fees		(1)
Trustee's fees and expenses		(1)
Miscellaneous		(1)
Total		(1)

*
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        The Company's currently effective Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company currently carries indemnity insurance pursuant to which its directors and officers are insured under certain circumstances against certain liabilities or losses, including liabilities under the Securities Act of 1933, as amended.

        The Company has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys' fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Company, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Company of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 16.    Exhibits.

        See Exhibit Index attached hereto and incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

          (8)   That, for purposes of determining any liability under the Securities Act of 1933:

              (i)  The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the

    Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

             (ii)  Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (9)   That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 20th day of February, 2014.

XILINX, INC.
By:	/s/ MOSHE N. GAVRIELOV Moshe N. Gavrielov President and Chief Executive Officer

POWERS OF ATTORNEY

        KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Moshe N. Gavrielov, Jon A. Olson and Scott Hover-Smoot, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ MOSHE N. GAVRIELOV Moshe N. Gavrielov President and Chief Executive Officer (Principal Executive Officer) and Director February 20, 2014	/s/ JON A. OLSON Jon A. Olson Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) February 20, 2014
/s/ JOHN L. DOYLE John L. Doyle Director February 20, 2014	/s/ ALBERT A. PIMENTEL Albert A. Pimentel Director February 20, 2014
/s/ PHILIP T. GIANOS Philip T. Gianos Director February 20, 2014	/s/ WILLIAM G. HOWARD, JR. William G. Howard, Jr. Director February 20, 2014

/s/ J. MICHAEL PATTERSON J. Michael Patterson Director February 20, 2014	/s/ ELIZABETH W. VANDERSLICE Elizabeth W. Vanderslice Director February 20, 2014
/s/ MARSHALL C. TURNER Marshall C. Turner Director February 20, 2014

EXHIBIT INDEX

Exhibit Number	Description
*4.1	Restated Certificate of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K filed on May 30, 2007).
*4.2	By-laws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 8-K filed on May 15,2012).
*4.3	Specimen certificate of the Registrant's common stock (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed on May 25, 1990.
*4.4	Indenture dated as of June 14, 2007 between Xilinx, Inc. and The Bank of New York Mellon Trust Company, N.A.
5.1	Legal opinion of Gibson, Dunn & Crutcher LLP regarding the legality of the securities being registered under this registration statement
12.1	Statement regarding computation of ratio of earnings to fixed charges.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24	Powers of Attorney. (Included on Page II-4 as part of the signature pages hereto)
25.1	Statement of Eligibility of Trustee on Form T-1 with respect to the Indenture dated as of June 14, 2007 between Xilinx, Inc. and The Bank of New York Mellon Trust Company, N.A.

*
Previously filed.